Exhibit 10.10


                             MAIN STREET TRUST, INC.
                            2000 STOCK INCENTIVE PLAN

                             STOCK OPTION AGREEMENT


This Stock Option Agreement (the "Agreement") is made and entered into between Main Street Trust, Inc. ("Main Street"), an Illinois corporation, and
____________  ("Optionee"),  as of  ____________  (the  "Effective  Date").  All
defined terms herein shall have the meaning given them under the Main Street Trust, Inc. 2000 Stock Incentive Plan (the "Plan").

1. Grant. Main Street grants Optionee an option (the "Option") as of the Effective Date to acquire ______ shares of Main Street's Common Stock (the "Shares"), subject in all respects to the terms and conditions of the Plan and such other terms and conditions as are set forth herein.

2. Tax Treatment. This Option is not intended to constitute an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended.

3. Option Price. The Option price as determined by Main Street's Board of Directors (the "Board") is $_____ per share. The Option price may be paid:
     (i) in cash; (ii) in Common Stock valued at its Fair Market Value on the date of exercise, provided it has been owned by the Optionee for at least six (6) months prior to the exercise; (iii) in cash by an unaffiliated broker-dealer to whom the holder of the option has submitted an exercise notice consisting of a fully endorsed option; (iv) by agreeing to surrender SARs then exercisable by the Optionee valued at their Fair Market Value on the date of exercise; (v) by such other medium of payment as the Committee, in its discretion, shall authorize; or (vi) by any combination of clauses
     (i) through (v) above, as the Optionee shall elect. In the case of payment pursuant to clauses (ii) through (v) above, the Optionee's election must be made on or prior to the date of exercise of the option and must be irrevocable. In lieu of a separate election governing each exercise of an option, the Optionee may file a blanket election that shall govern all future exercises of options until revoked by the Optionee.

4. Vesting; Exercisability. This Option shall vest in equal parts on each day beginning on the date of this Agreement such that on the first anniversary date of this Agreement, the Optionee shall be fully vested in the shares represent by the Option granted hereby; provided however, that upon Optionee's Retirement prior to the first anniversary of this Agreement, this Option shall become fully vested and exercisable.

5. Compliance with Law. The Option may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable federal or state securities law, or any other law or regulation. As a condition to the exercise of this Option, Optionee shall represent to Main Street that the Shares being acquired under this Option are for investment and not with a present view for distribution or resale, unless counsel for Main Street is then of the opinion that such a representation is not required under any applicable law, regulation or rule of any governmental agency.

6. No Assignment. Except as otherwise provided under the Plan, this Option may not be transferred in any manner and may be exercised during the lifetime of Optionee only by him. This Option may be exercised by Optionee's executors, administrators, heirs, assigns and successors, in the event of his death, and the terms of this Agreement shall be binding on them.

7. Term; Annual Limits. The exercise of this Option will be subject to the following limitations:

     (a) This Option may not be exercised more than ten (10) years after the Effective Date.

     (b) This Option must be exercised within three (3) months of the effective date of the termination of the Optionee's service unless such termination is due to Optionee's death, Disability or Retirement.

     (c) This Option must be exercised within twelve (12) months of the effective date of the termination of the Optionee's service if such termination is due to Optionee's death or Disability.

     (d) This Option may be exercised as provided under (a) above if the Optionee's service is terminated due to Retirement, provided, however, that if the Optionee dies after Retirement, this Option must be exercised within twelve (12) months of the Optionee's death.

                                             MAIN STREET TRUST, INC.


                                             By:
                                                 -------------------------------
                                                 President and CEO

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ATTEST:

Optionee acknowledges that he has received a copy of the Plan and Participant Information Statement with respect to the Plan and is familiar with the terms and conditions set forth therein. Optionee agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board or the Committee. As a condition to the exercise of this Option, Optionee authorizes Main Street to withhold from any regular cash compensation payable by Main Street any taxes required to be withheld under any federal, state or local law as a result of exercising this Option.

Dated: ______________, 2005

                                                    ----------------------------
                                                    Optionee




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